UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on May 10, 2021 and disclosed on a Form 8-K filed on the same date, the Board of Directors (the “Board”) of Veracyte, Inc. (the “Company”) appointed Marc Stapley as the Chief Executive Officer of the Company, effective as of June 1, 2021 (the “Transition Date”), and as a member of the Board, effective following the Company’s annual meeting of stockholders on June 7, 2021. Accordingly, effective as of June 8, 2021, Mr. Stapley was appointed as a Class II director of the Board.

In addition, as previously announced and effective as of the Transition Date, Bonnie H. Anderson resigned from her position as Chief Executive Officer and was appointed as the Company’s Executive Chairman of the Board. In connection with her transition to Executive Chairman, Ms. Anderson entered into a letter agreement (the “Letter Agreement”) with the Company, effective as of the Transition Date, which provides that Ms. Anderson’s base salary and annual discretionary bonus target remain unchanged for the remainder of fiscal year 2021 and the Board, or the Compensation Committee of the Board (the “Committee”), will determine her compensation for fiscal year 2022 (and any subsequent year, as applicable), at the same time it reviews executive officer compensation for such year or years in accordance with standard practices, and the determination will be based, in part, on the extent and level of Ms. Anderson’s then-current and expected involvement in the business, including the percentage of working time dedicated to the Company. During Ms. Anderson’s service as Executive Chairman, she is not entitled to any cash or equity compensation payable to non-employee members of the Board. Ms. Anderson’s stock options, restricted stock units and performance-based stock units (the “Equity Awards”) will continue to vest pursuant to the terms and conditions of the respective award agreements and applicable equity incentive plan, subject to Ms. Anderson’s continued service as an employee, director or consultant of the Company.

In addition, Ms. Anderson’s Letter Agreement amended her Amended and Restated Change of Control and Severance Agreement, dated as of July 1, 2019 (the “Severance Agreement”) with the Company, which is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on July 30, 2019, as described below.

Pursuant to the Severance Agreement, as amended by the Letter Agreement, if Ms. Anderson’s employment as Executive Chairman is terminated by the Company without Cause, or upon her resignation for Good Reason, each as defined in the Severance Agreement, but with certain limitations to the definition of Good Reason as provided in the Letter Agreement, outside of a Change of Control, as defined in the Letter Agreement, she would be entitled to receive the following termination benefits:

(i)for fiscal year 2021, Ms. Anderson would be entitled to a severance payment equal to 100% of her then-current base salary; a prorated amount of her annual bonus for the then-current fiscal year based upon the Company’s actual performance for such year; reimbursement for any COBRA coverage elected by Ms. Anderson for herself and her covered dependents through the earlier of (x) 12 months following such termination and (y) the date Ms. Anderson and her covered dependents become eligible for coverage under another employer’s plans; accelerated vesting equal to 50% of any then-outstanding Equity Awards (and with respect to Equity Awards subject to performance, assuming “target” level performance unless provided otherwise in the performance-based award agreement), and the extension of the post-termination exercise period of such Equity Awards, as applicable, to 24 months after the termination date, all as currently provided in the Severance Agreement;
(ii)for fiscal year 2022, Ms. Anderson would be entitled to the same cash severance payments, COBRA benefits and extended post-termination exercise period as would be provided during fiscal year 2021, but would not be entitled any equity acceleration;
(iii)for fiscal year 2023, she would be entitled to the same cash severance payments and COBRA benefits as would be provided during fiscal years 2021 and 2022, but each would be reduced by 50%, as well as the extended post-termination exercise period, and would not be entitled to any equity acceleration;
(iv)for fiscal year 2024 and after, Ms. Anderson would no longer be entitled to any cash severance payments or other termination benefits in connection with any termination of her employment as Executive Chairman outside of a Change of Control.

Pursuant to the Severance Agreement, as amended by the Letter Agreement, if Ms. Anderson’s employment as Executive Chairman is terminated by the Company without Cause, or upon her resignation for Good Reason, each as defined in the Severance Agreement without modification, between two months prior to and 12 months following a Change of Control, as defined in the Letter Agreement, she would be entitled to the termination benefits currently provided in the Severance Agreement without modification, which include: a severance payment equal to 200% of her then-current base salary; a bonus payment equal to 200% of the greater of: (A) the greater of (x) Ms. Anderson’s target bonus for the fiscal year in which the Change of Control occurs or (y) Ms. Anderson’s target bonus as in effect for the fiscal year in which the termination of employment occurs, or (B) Ms. Anderson’s actual bonus for performance during the calendar year prior to the calendar year during which the termination of employment occurs; reimbursement for any COBRA coverage elected by Ms. Anderson’s for herself and her covered dependents through the earlier of (i) 24 months following such termination and (ii) the date Ms. Anderson and her covered dependents become eligible for coverage under another employer’s plans; and 100% vesting acceleration of then-unvested and outstanding Equity Awards, provided that for any then-unvested and outstanding performance-based Equity Awards, any applicable performance criteria will be deemed achieved at the target level unless otherwise set forth in the applicable award agreement.

Pursuant to the Letter Agreement, in the event a Change of Control occurs and at such time Ms. Anderson is serving as a non-employee Board member, but is no longer serving as Executive Chairman, she would be entitled to immediate acceleration of all of the then-unvested and outstanding Equity Awards, provided that for any then-unvested and outstanding performance-based Equity Awards, any applicable performance criteria will be deemed achieved at the target level unless otherwise set forth in the applicable award agreement.

The foregoing summary of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Letter Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The following actions were taken at the Annual Meeting of Stockholders of Veracyte held on June 7, 2021:

1. The following Class II Directors were elected to serve until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Muna Bhanji	60,307,825	68,743	4,278,119
John L. Bishop	56,258,569	4,117,999	4,278,119

2. The ratification of the appointment of Ernst & Young LLP as Veracyte’s independent registered public accounting firm for 2021:

For	Against	Abstain
64,626,362	6,214	22,111

3. The approval, on a non-binding advisory basis, of the compensation of Veracyte’s named executive officers:

For	Against	Abstain	Broker Non-Votes
55,705,774	4,601,097	69,697	4,278,119

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 8, 2021

VERACYTE, INC.

		By:	/s/ James H. Erlinger
		Name:	James H. Erlinger
		Title:	Executive Vice President and General Counsel